EXHIBIT 11.1 TRITON INTERNATIONAL LIMITED Insider Trading Policy This Insider Trading Policy (this “Policy”) is designed to prevent insider trading violations or allegations of insider trading and to protect Triton International Limited’s (the “Company”) reputation for integrity and ethical conduct. The Policy provides guidelines with respect to transactions in the Company’s securities and the securities of other companies to avoid insider trading violations. Applicability of Policy This Policy applies to all transactions in the Company’s securities, including preferred shares, debt securities and any other securities the Company may issue, as well as to derivative securities relating to the Company’s securities, whether or not issued by the Company, such as exchange- traded options or swaps relating to the Company’s securities. It applies to all directors, officers and employees of the Company, as well as to other persons, such as consultants, contractors and temporary staff. This group of people, members of their immediate families, and members of their households are sometimes referred to in this Policy as “Insiders.” This Policy also applies to any person who receives Material Nonpublic Information from any Insider. General Policy It is the policy of the Company to oppose the unauthorized disclosure of nonpublic information acquired in the workplace and the misuse of Material Nonpublic Information in securities trading. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. You may not, therefore, disclose nonpublic information, including Material Nonpublic Information, to anyone outside the Company, including family members and friends, other than in accordance with those procedures. You also may not discuss Material Nonpublic Information regarding the Company or other companies that you come into possession of in your capacity as an Insider on electronic bulletin boards, chat rooms, blogs, websites or any other form of social media. Specific Policies 1. Trading on Material Nonpublic Information It is illegal and against Company policy for any Insider to trade in the securities of the Company while he or she possesses Material Nonpublic Information about the Company.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are not excepted from the Policy. The securities laws do not recognize such mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. 2. Short Sales Pursuant to this Policy, no Insider shall engage in a short sale of the Company’s securities. In addition, Section 16(c) of the Securities Exchange Act of 1934 (the “Exchange Act”), prohibits officers and directors from engaging in short sales. A short sale is a sale of securities not then owned by the seller or, if owned, not delivered against such sale (a “short against the box”). 3. Publicly Traded Options A transaction in options is, in effect, a bet on the short-term movement of the Company’s securities and, therefore, may create the appearance that the Insider is trading based on Material Nonpublic Information. Transactions in options also may focus the individual’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited by this Policy. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”) 4. Hedging Transactions Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an Insider to lock in much of the value of his or her securities, often in exchange for all or part of the potential for upside appreciation in the securities. These transactions allow the Insider to continue to own the covered securities, but without the full risks and rewards of ownership. The Company prohibits engaging in such transactions. 5. Margin Accounts and Pledges Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of Material Nonpublic Information or otherwise is not permitted to trade in Company securities, Insiders are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

6. Tipping No Insider shall disclose (“tip”) Material Nonpublic Information to any other person (including family members) where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates, nor shall such Insider or related person make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company’s securities. 7. Confidentiality of Nonpublic Information Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is prohibited. In the event any Insider receives any inquiry from outside the Company, such as from analysts, the media, investors or others outside the Company, the inquiry should be referred to the Company’s Investor Relations department or the Chief Financial Officer, who are responsible for coordinating and overseeing the release of such information to the investing public, analysts and others in compliance with applicable laws and regulations. 8. Post-Termination Transactions The Policy continues to apply to your transactions in Company securities even after your employment with the Company has been terminated. If you are in possession of Material Nonpublic Information when your employment terminates, you may not trade in Company securities until that information has become public or is no longer material. Potential Criminal and Civil Liability and/or Disciplinary Action 1. Liability for Insider Trading Pursuant to U.S. federal and state securities laws, Insiders may be subject to penalties of up to $5,000,000 and up to 25 years in jail for engaging in transactions in the Company’s securities at a time when they have knowledge of Material Nonpublic Information regarding the Company. 2. Liability for Tipping Insiders may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Material Nonpublic Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The Securities and Exchange Commission (the “SEC”) has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading.

3. Liability of Control Persons If the Company or its supervisory personnel fail to take appropriate steps to prevent illegal insider trading, they are subject to the following penalties: a. A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation; and b. A criminal penalty of up to $5,000,000 and up to 20 years in jail for individuals and/or a fine of $25,000,000 for the Company. 4. Possible Disciplinary Actions Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, up to and including termination of employment. Trading Guidelines and Requirements 1. Black-Out Periods and Trading Windows In addition to the other limitations in this Policy, Insiders are prohibited from trading in Company securities during the following blackout periods: Quarterly Blackout Periods. The period beginning at the end of the fifteenth day prior to the end of each fiscal (calendar) quarter and ending at the beginning of the third Trading Day following the date of public disclosure of the financial results for that fiscal quarter. Special Blackout Periods. In addition to the quarterly blackout periods described above, from time to time, the Company may impose “special blackout” periods during which designated Insiders are prohibited from trading in Company securities. Typically, this will occur when there are non-public developments that may be considered material for insider trading purposes. Accordingly, upon notice by email, or otherwise, from the Insider Trading Compliance Officer, such Insiders may not engage in any transaction involving the purchase or sale of the Company’s securities. Any person made aware of the existence of a special blackout period should not disclose the existence of the blackout period to any other person. The Company will notify the designated Insiders when a special blackout period is no longer in effect. As used herein, the term “Trading Day” shall mean a day on which The New York Stock Exchange (the “NYSE”) is open for trading. A “Trading Day” begins at the time trading begins on such day. The prohibition against trading during a blackout period encompasses the fulfillment of “limit orders” by any broker and the brokers with whom any such limit order is placed must be so instructed at the time it is placed.

Even when the trading window is open, any person possessing Material Nonpublic Information concerning the Company may not engage in any transactions in the Company’s securities until such information has been known publicly for at least two full Trading Days, whether or not such person is subject to a blackout period. Trading in the Company’s securities during the trading window should not be considered a “safe harbor,” and all Insiders should use good judgment at all times. 2. Pre-clearance of Trades The Company has determined that all directors, executive officers and certain other individuals identified from time to time in Attachment 1 (“Other Individuals”) must refrain from trading in the Company’s securities without first complying with the Company’s “pre-clearance” process, even if the trading window is open. Each such person should contact the Insider Trading Compliance Officer prior to commencing any trade in the Company’s securities. The Insider Trading Compliance Officer will consult as necessary with other members of senior management of the Company before clearing any proposed trade. Gifts of Company securities are subject to the pre-clearance requirements set forth in this Policy. The Insider Trading Compliance Officer may prohibit any gift that is subject to pre-clearance in his or her sole discretion. If a request for pre-clearance is approved, you have five Trading Days to effect the transaction (or, if sooner, before commencement of a quarterly or special blackout period). Under no circumstances may a person trade while aware of Material Nonpublic Information about the Company, even if pre-cleared. Thus, if you become aware of Material Nonpublic Information after receiving pre-clearance, but before the trade has been executed, you must not effect the pre- cleared transaction. 3. Individual Responsibility Every Insider has the individual responsibility to comply with this Policy against insider trading. An Insider may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting. Applicability of Policy to Inside Information Regarding Other Companies The legal prohibition on insider trading and this Policy also applies to Material Nonpublic Information relating to other companies, including affiliates, customers, suppliers, competitors or other companies with which the Company has contractual relationships or may be negotiating transactions, when that information is obtained in the course of employment with, or other services performed on behalf of, the Company. You should treat Material Nonpublic Informa- tion about the Company’s affiliates or business partners with the same care required with respect to information related directly to the Company. Similarly, you must not discuss Material Nonpublic Information relating to the Company’s affiliates or business partners on electronic bulletin boards, chat rooms, blogs, websites or any other form of social media. Additionally, no Insider may buy or sell securities of any other company at any time when the Insider has Material Nonpublic Information about that company or has Material Nonpublic Information that could affect the share price of that company. Definition of Material Nonpublic Information It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of the Company’s securities. While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include:  Financial results  Earnings forecasts or projections  Execution or termination of significant contracts with business partners  News of a pending or proposed merger or other acquisition  News of a significant sale of assets  Changes in dividend policy  New business announcements of a significant nature  New equity or debt offerings or extraordinary borrowings under credit facilities  Significant asset write-downs or increases in reserves  Impending bankruptcy or financial liquidity problems  Changes in debt ratings  Developments regarding significant litigation or investigations or regulatory actions or proceedings  Major changes in senior management  Significant cybersecurity incidents or breaches Either positive or negative information may be material. Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. The circulation of rumors, even if accurate, does not constitute information that is adequately available to the general public since the public does not know whether the rumor is accurate.

Additional Requirements Applicable to Executive Officers, Directors and Certain Covered Persons Designated by the Company The following additional policies and restrictions (the “Additional Policies”) apply to executive officers and directors of the Company, and any additional covered persons as designated from time to time by the Insider Trading Compliance Officer. You will be notified if the below restrictions apply to you. Persons subject to these Additional Policies are also subject to the general policies described in the preceding sections (with the more restrictive policy applying in any case where there is a conflict). 1. Observe the Section 16 liability rules applicable to executive officers and directors Executive officers of the Company and members of the Company’s Board of Directors must also conduct their transactions in Company shares in a manner designed to comply with the “short- swing” trading rules of Section 16(b) of the Exchange Act. The practical effect of these provisions is that executive officers and directors who purchase and sell, or sell and purchase, Company securities within a six-month period must disgorge all profits to the Company whether or not they had any nonpublic information at the time of the transactions. 2. Comply with public securities law reporting requirements U.S. federal securities laws require that executive officers and directors publicly report transactions in Company shares (e.g., on Forms 3, 4 and 5 under Section 16 and Form 144 with respect to restricted and control securities). The Company requires that all persons subject to public reporting of Company security transactions adhere to the rules applicable to these forms. If the Company is required to report transactions by individuals, the Company expects full and timely cooperation by the individual. Certain Exceptions 1. Blind Trusts and Pre-Arranged Trading Programs Rule 10b5-1 of the Exchange Act provides an affirmative defense against insider trading liability for a transaction done pursuant to “blind trusts” (trusts in which investment control has been delegated to a third party, such as an institutional or professional trustee) or pursuant to a written plan, or a binding contract or instruction, entered into in good faith at a time when the Insider was not aware of Material Nonpublic Information, even though the transaction in question may occur at a time when the Insider is aware of Material Nonpublic Information. The Company may, in appropriate circumstances, permit transactions pursuant to a blind trust or a trading program that complies with Rule 10b5-1 to take place during periods when the individual entering into the transaction may have Material Nonpublic Information or during black-out periods. If you are subject to the pre-clearance procedures of this Policy and you wish to establish a blind trust or trading program, you must preclear it with the Insider Trading

Compliance Officer. The Insider Trading Compliance Officer will review the proposed arrangements to ensure that they comply with this Policy, any other applicable Company policies and applicable securities laws and regulations. The Company reserves the right to bar any transactions in Company shares, including transactions pursuant to arrangements previously approved, if the Insider Trading Compliance Officer determines that such a bar is in the best interests of the Company. In addition, if you are otherwise permitted to do so under the Policy, you may not engage in any hedging transactions (as described above) if you are trading in Company shares pursuant to a blind trust or a Rule 10b5-1 trading program. Inquiries and Insider Trading Compliance Officer Any person who has a question about this Policy or its application to any proposed transaction may obtain additional guidance from the Insider Trading Compliance Officer. Ultimately, however, the responsibility for adhering to this Policy and avoiding unlawful transactions rests with the individual. The Company has designated the Company’s General Counsel as its Insider Trading Compliance Officer. The Insider Trading Compliance Officer is responsible for interpreting and updating this Policy as required. Please direct all questions you might have as to any of the matters discussed in this Policy to the General Counsel. Certifications Periodically, designated persons subject to this Policy may be required to certify their understanding of, and intent to comply with, this Policy. The form of certification is attached hereto as Attachment 2. *** Last Updated: November 2023

ATTACHMENT 1* [***] * This schedule has been redacted as it does not contain information material to an investment or voting decision.

ATTACHMENT 2* [***] * This schedule has been redacted as it does not contain information material to an investment or voting decision.